Exhibit 99.1

Helmerich & Payne, Inc. Howard Weil Energy Conference March 24, 2014

Statements within this presentation are “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the registrant’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward looking statements. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements. We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law. Forward-looking Statements

A Quick Primer on Helmerich & Payne U.S. land drilling market share leader Focused on innovation and returns on capital Leader in ongoing industry land rig replacement cycle Most modern and capable land drilling fleet Strong balance sheet

Evolution of H&P’s Global Rig Fleet * Estimates include existing rigs and announced new build commitments

Innovation & Applied Technology – FlexRig® AC Driven Systems & Integrated Top Drive Mechanized Tubular Handling Computerized Controls BOP Handling Driller’s Cabin Satellite Communications Rig Move Capabilities 31

The FlexRig Difference: Key Advantages Increased drilling productivity and reliability Variable frequency (AC) drives with increased precision and measurability Computerized electronic driller that more precisely controls weight on bit, rotation and pressure Designed to move quickly from well to well Accelerated well programs and NPV gains A significantly enhanced and safer workplace Minimized impact to the environment Total well cost savings even at premium dayrates H&P’s FlexRig Advantage

H&P Activity as of March 24, 2014 Rigs Working/ Contracted 279 279 0 8 22 309 Rigs Available 320 287 33 9 29 358 16 1 375 % Contracted 87% 97% 0% 89% 76% 86% U.S. Land AC Drive FlexRigs SCR Fleet Offshore International Land Total FlexRig Construction Other AC Construction Total Fleet (2) (3) 10 of the 287 AC Drive FlexRigs are expected to be transferred to Argentina. Includes announced new build commitments under term contracts. Includes an announced 3,000 horsepower AC new build under term contract with international delivery expected in Spring 2014. (1)

H&P’s U.S. Land Fleet Activity (1) (1) Includes completed new builds pending delivery and not generating revenue days.

U.S. Land Active Rig Count BHI Rig Count

FlexRigs Delivering Drilling Efficiencies We have over 1,300 rig years of AC Drive FlexRig drilling experience. Drilled over 52 million feet in 2012 Drilled in excess of 61 million feet in 2013 Improved our footage per day by 23% in 2012 Footage per day increased approximately 14% in 2013

Delivering Safety – H&P vs. Industry (IADC) U.S. Land Safety Performance (2005 – 2013) OSHA Recordable Injury Incidence Rates H&P = 0.84 IADC w/o H&P = 1.81 Injuries per 200,000 Man Hours

Changes in Lower 48 U.S. Land Rig Count * PDS’ active rig count includes both PDS and Grey Wolf rigs.

Drilling Operations Outlook We now expect total quarterly revenue days in the U.S. land segment to increase by approximately 3 to 4% sequentially (up from our prior estimate of approximately 2%). Even though dayrate pricing in the spot market continues to slightly increase, we now expect our total average rig revenue per day in the U.S. land segment to be in the range of flat to down 1% as compared to the previous quarter. Our expectation for the average rig expense per day in the U.S. land segment remains unchanged. For both the offshore and international land segments, our operations outlook remains unchanged. For the Second Quarter of Fiscal 2014

Increasing International FlexRig Presence Deploying ten existing FlexRig3s from the U.S. to Argentina Five-year term contracts with YPF to work in the Vaca Muerta play in the Neuquén Province All ten rigs expected to be operating by the second quarter of fiscal 2015 Expecting a total of 19 H&P land rigs in Argentina by this time next year, including 15 FlexRigs

U.S. Land Market Trends Today Increasing market demand for AC drive rigs Slightly improving spot market pricing Continued customer focus on drilling efficiency, technology and safety Conversations with customers for additional new build orders continue

As of March 2014 (~1,730 Active Rigs in U.S. Land By Power Type) The Replacement Cycle Continues As of October 2008 (Peak) (~1,900 Active Rigs in U.S. Land By Power Type) Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than 600 horsepower. Certain assumptions were made on approximately 5% of the active rigs that were not readily identified.

H&P’s Lead in U.S. Land AC Drive Rigs * The above estimates corresponding to U.S. lower 48 AC Drive fleets are derived from Rig Data and corporate filings. **Estimated number of all other available AC Drive rigs not including those owned by HP, NBR, PTEN and PDS.

Unconventional Plays Shaping Landscape Well Complexity is increasing: Horizontal and directional wells make up over 75% of wells drilled in the U.S. Extended reach laterals progressively longer Multi-well pad drilling gaining acceptance in more areas This all creates an expanding level of demand for FlexRigs

Increasing Focus on More Difficult Drilling

Note: The above estimates corresponding to horizontal and directional rig activity by power type are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than 600 horsepower. Certain assumptions were made on approximately 5% of the active rigs that were not readily identified. U.S. Land Horizontal and Directional Activity

H&P’s Pad Capable Fleet Approximately 50% of H&P’s U.S. Land active fleet, all of which are AC drive rigs, are equipped with hydraulic skid systems. Our pad capable fleet is fully utilized. Customers continue to contract/add skid systems to existing FlexRigs.

H&P Continues to Capture Market Share



As of October 2008 (Peak)
(~1,900 Active Rigs in U.S. Land)
HP 9%
PTEN 13%
NBR 14%
PDS 7%
UNT 5%
Other Land Drillers 52%



As of March 2014
(~1,730 Active Rigs in U.S. Land)
HP 15%
PTEN 11%
NBR 11%
PDS 5%
UNT 4%
Other Land Drillers 53%

Note: The above estimates corresponding to market share are derived from Rig Data. PDS' market share includes both PDS and Grey Wolf rigs. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than 600 horsepower.

AC Rigs Continue to Gain Market Share Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than 600 horsepower. Certain assumptions were made on approximately 5% of the active rigs that were not readily identified.

(295 H&P Contracted Land Rigs as of 3/24/2014*) Leading U.S. Unconventional Driller * Includes 16 announced new FlexRigs with customer commitments scheduled for delivery in calendar 2014.

Unconventional Drilling Growth in Permian Note: The above estimates are derived from Rig Data. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than 600 horsepower.

High-Grading Continues Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than 600 horsepower. Certain assumptions were made on approximately 5% of the active rigs that were not readily identified. As of March 2013 (~1,630 Active Rigs in U.S. Land By Power Type) As of March 2014 (~1,730 Active Rigs in U.S. Land By Power Type)

H&P’s New Build Program Continues H&P plans to continue a build cadence of two rigs per month through March and then increase to three rigs per month through the rest of the fiscal year. We have the flexibility to modify our production cadence and our capital spares capacity. This approach has allowed us to quickly respond to the recent uptick in FlexRig demand.

Performance is Not Only About Better Rigs Our competitive advantage is also about: People Safety Experience Training Culture Support Structure Processes Organizational Network Maintenance Supply Chain

U.S. Land Average Daywork Margins(1) (1) Does not include the impact of early contract termination revenue.

** NBR’s operating income corresponds to its U.S. Lower 48, U.S. Offshore and Alaska business units. Ten Year Profit Comparison * PTEN’s operating income includes drilling operations in Canada.

Return on Equity * Including gains from the sale of investment securities and discontinued operations, H&P's corresponding ROE resulted in 17.5%. ** The corresponding ROE values for the selected companies exclude certain extraordinary, non-recurring charges.

Current Dividend Yields Source: Thomson Reuters. Yields calculated as of market close on March 20, 2014.

Ten-Year Relative Shareholder Return Source: Thomson Reuters as of March 20, 2014

In Summary: H&P’s long term strategy for growing shareholder value: Innovation Technology Safety and operational excellence Customer satisfaction

Additional References

Growing Shareholder Value

H&P vs. Industry U.S. Land Customer Base Note: The above estimates corresponding to the active rig fleet in the U.S. are derived from multiple sources including Rig Data and corporate filings.

H&P Global Fleet Under Term Contract Segment Q2 Q3 Q4 Q1 Q2 Q3 Q4 FY14 FY14 FY14 FY15 FY15 FY15 FY15 U.S. Land 153.4 149.2 144.2 126.4 108.7 87.6 71.5 International Land 13.8 13.1 14.5 16.5 17.9 17.8 16.3 Offshore 3.0 2.5 1.9 1.0 1.0 1.0 1.0 Total 170.2 164.8 160.6 143.9 127.6 106.4 88.8 Number of Rigs Already Under Long-Term Contracts (Estimated Quarterly Average, Including Announced New Builds - as of 3/24/14)

Active Idle Total Long-term Contracts Argentina 8 1 9 4 Bahrain 3 3 3 Colombia 4 3 7 2 Ecuador 5 1 6 1 Tunisia 2 2 U.A.E. 2 2 2 Total 22 7 29 12 H&P’s International Land Operations 11 of 16 FlexRigs, included in the international fleet of 29 rigs, are under long-term contracts. 10 FlexRigs are expected to be transferred into Argentina by the end of the second fiscal quarter of 2015. (1) Rig Fleet Status (as of March 24, 2014) (2)

FlexRigs Leading in Pad Drilling Efforts AC Drive FlexRigs lead in pad drilling efforts in U.S. Land FlexRig3 first pad application in 2004 FlexRig4 was the first bi-directional land drilling design FlexRig5 is the latest generation of bi-directional, long lateral pad drilling rig We have drilled over 8,000 wells on approximately 1,600 pads

Oil vs. Natural Gas Directed Rig Count

Oil and Natural Gas Prices Source: Energy Information Administration and CME Oil Prices Natural Gas Prices

Estimated proportion of H&P’s active U.S. Land rigs by primary hydrocarbon target as of 3/24/14 H&P’s Exposure to Oil & Liquids Dry Gas (Long-term Contracts) 3% Dry Gas (Spot Market) 5%

Return on Invested Capital (ROIC) * Excludes gains from the sale of investment securities and discontinued operations. H&P's unadjusted ROIC resulted in 16.8%. ** The corresponding ROIC values for the selected companies exclude certain extraordinary, non-recurring charges.

Land Drilling Market Valuations Source: Thomson Reuters as of March 20, 2014.

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